Incorporated June 2008 in the State of Nevada

No.

Shares

USD ENERGY CORP.

THIS CERTIFIES THAT ____________________ is the registered holder of ___________ shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.

This 2h day of ,

_______________________ Secretary

_______________________ President

SHARES EACH



CERTIFICATE
FOR
SHARES
of the
Capital Stock
ISSUED TO
DATE

For Value Received ______ hereby sell, assign and transfer unto ______________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said Stock on the books of the within named Company, with full power of substitution in the prmises.

Dated: ______________

In presence of ______________________

NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER